                                   Exhibit 24


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report included in or made part of this Registration Statement.



                                                     LJ SOLDINGER ASSOCIATES



Arlington Heights, Illinois
December 30, 1997